SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 6, 2012

FREEBUTTON, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54009	20-5982715
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

545 Second Street, #4 Encinitas, CA	92024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 697-2800

SECURE WINDOW BLINDS, INC. 112 North Curry Street Carson City, Nevada, 89703 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On September 6, 2012, FreeButton, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “First Amendment”) to change its name from “Secure Window Blinds, Inc.” to “The Free Button, Inc.”.  On September 11, 2012, the Company filed a Certificate of Correction to the First Amendment (the “Corrected Amendment”) to correct its name from “The Free Button, Inc.” to “FreeButton, Inc.”.  The Corrected Amendment was effective as of September 11, 2012. A copy of the Corrected Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01      Other Events

On September 28, 2012, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) for its name change and forward split. In connection with the name change, the Company’s trading symbol will change from “SCWB” to “FBTN” (the “Symbol Change”). The Company had previously filed a Certificate of Amendment to its Articles of Incorporation to change its name from “Secure Window Blinds, Inc.” to “FreeButton, Inc.” as disclosed above in Item 5.03(the “Name Change”). The Name Change and Symbol Change will be reflected in the Company’s ticker symbol as of October 1, 2012.

The Company’s Board of Directors had previously approved a forward split of the Company’s issued and outstanding shares on a basis of 1 for 15 (the “Forward Split”).  Upon effect of the Forward Split, the Company’s issued and outstanding shares of common stock shall increase from 2,220,000 to 33,300,000. FINRA declared the Forward Split effective as of October 1, 2012.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Corrected Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FreeButton, Inc. By: /s/ James Edward Lynch, JR. Name: James Edward Lynch, JR. Title: President and Chief Executive Officer Dated: October 4, 2012